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Exhibit 5.1

[Letterhead of Thompson & Knight L.L.P.]

March 29, 2004

Crosstex Energy, Inc.
2501 Cedar Springs
Suite 600
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel to Crosstex Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale by the Company of up to 1,200,000 shares of Common Stock in the Company (the "Common Stock") in connection with the Company's Long-Term Incentive Plan attached to the Registration Statement as Exhibit 4.1 (the "Plan").

        As the basis for the opinion hereinafter expressed, we examined the Plan, such statutes, including the Delaware General Corporation Law, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

        Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

  1.
  The Common Stock will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

        The foregoing opinion is based on and is limited in all respects to federal laws, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the Courts of the State of Delaware and of the United States, and we render no opinion with respect to the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      /s/ Thompson & Knight L.L.P.

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  Exhibit 5.1